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EXHIBIT 23.     CONSENT OF INDEPENDENT ACCOUNTANTS




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of First Hawaiian, Inc. and subsidiaries (hereinafter referred to as the "Company") on Forms S-8 (File Nos. 33- 66400 and 333-22107) of our report dated January 15, 1998, on our audits of the consolidated financial statements of the Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


Honolulu, Hawaii
February 20, 1998